Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Howell Corporation on Form S-8 of our report dated February 28, 2000, appearing in the Annual Report on Form 10-K of Howell Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 23, 2000